Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-212600, 333-214258, 333-221214, 333-235422, 333-254225, 333-264248, 333-286195 and 333-286821 on Form S-8, of our report dated October 28, 2026, related to the consolidated financial statements of Zedge, Inc. as of July 31, 2026 and 2025 and for the fiscal years then ended, included in this Annual Report on Form 10-K for the fiscal year ended July 31, 2026.

/s/ UHY LLP

New York, New York

October 28, 2026